EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Golf Trust of America, Inc. for the periods covered by this periodic report.

Date: August 14, 2009	/s/ Michael C. Pearce
Michael C. Pearce
Chief Executive Officer and President

Date: August 14, 2009	/s/ Tracy S. Clifford
Tracy S. Clifford
Chief Financial Officer and Secretary